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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                   Three Months Ended                    Six Months Ended
                                                                       July 31,                              July 31,
                                                         ----------------------------------     ---------------------------------
                                                                1996               1995                1996               1995
                                                         ---------------    ---------------     --------------     --------------
Net (loss)                                             $     (138,581)    $     (129,032)    $     (918,764)    $     (485,774)
                                                         =============      =============       ============       ============
Average shares outstanding                                  8,896,500          4,488,000          6,168,288          4,488,000
Stock options:
 Total                                                           --              586,858               --              586,858
 Assumed treasury stock buyback                                  --             (380,533)              --             (380,533)
Convertible redeemable preferred
 stock assumed converted                                         --            1,496,000          1,496,000          1,496,000
                                                         -------------      -------------       ------------        -----------
                                                            8,896,500          6,190,325          7,664,288          6,190,325
                                                         =============      =============       ============        ===========

Net (loss) per share of common stock                   $      (.02)       $      (.02)       $      (.12)       $      (.08)
                                                         =============      =============       ============        ===========

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